     INDIVIDUAL LIFE                                     [LOGO OF MetLife]

     VARIABLE LIFE SUPPLEMENT

     This form is required when applying     [Graphic] Please complete and
     for a variable life policy              return with your Application.

     METLIFE INSURANCE COMPANY USA

     This Supplement will be attached to           Proposed Insured's name
     and become part of the Application
     with which it is used.                 ______________________________

SECTION 1: IMPORTANT INFORMATION FOR THE OWNER (PLEASE READ CAREFULLY.)

 Variable Life Insurance is generally   REDUCED TO ZERO, IN ACCORDANCE WITH
 not appropriate for time horizons of   SEPARATE ACCOUNT INVESTMENT
 less than 10 years. Variable Life      EXPERIENCE.
 Insurance is designed to provide
 death benefit protection while         THE COST OF INSURANCE RATES AND OTHER
 offering the potential for long-term   CHARGES FOR THIS POLICY MAY CHANGE,
 cash accumulation, and may not be      BUT THEY WILL NEVER EXCEED THE
 appropriate in situations where        GUARANTEED MAXIMUM COST OF INSURANCE
 significant liquidation of assets in   RATES OR ANY MAXIMUM CHARGES STATED
 the near future may be expected.       IN YOUR POLICY.

 THE DEATH BENEFIT MAY BE VARIABLE OR   ILLUSTRATIONS OF BENEFITS, INCLUDING
 FIXED UNDER SPECIFIED CONDITIONS. THE  DEATH BENEFITS AND CASH VALUES, ARE
 CASH VALUE MAY INCREASE OR DECREASE,   AVAILABLE UPON REQUEST.
 EVEN TO THE EXTENT OF BEING

SECTION 2: INVESTMENT ALLOCATION Premium allocation must total 100%.

                                                     INITIAL PREMIUM
                        FUNDING OPTIONS               ALLOCATION %
            ---------------------------------------- ---------------
            Fixed Account
            Barclays Aggregate Bond Index Portfolio
            MetLife Mid Cap Stock Index Portfolio
            MetLife Stock Index Portfolio
            MSCI EAFE(R) Index Portfolio
            Russell 2000(R) Index Portfolio
                        INVESTMENT ALLOCATION TOTAL

SECTION 3: OTHER IMPORTANT OWNER QUESTIONS

1.  I elect to have the monthly deduction from the cash values taken as follows - choose ONE:
    [_]    Proportionately from the funding options based on the cash value in each at the time of the deduction.
    [_]    From the Fixed Account or any other specific funding option.
           Specify: __________________________________________________________________
           If you have chosen a specific funding option, please note that if at any time that designated funding option has insufficient cash value to pay the entire amount of the monthly charges, the remaining portion of these charges will be deducted proportionately from each funding option based on the cash value in each at the time of the deduction.

                                  [ GRAPHIC]                             1 of 2
UFND-93-15                                                           (05/16) Fs

2.    Have you received a prospectus for the policy applied for? If YES, please indicate:      [_] Yes [_] No
      Date of prospectus                Prospectus book number               Date(s) of any prospectus supplement package
      __________________                ______________________               ____________________________________________
3.    Did your Financial Professional review your financial situation, risk tolerance, and     [_] Yes [_] No
      investment objectives prior to completing this Application? If NO, please indicate on what basis this product was recommended.
4.    Do you understand that:
      A.The amount and duration of the death benefit may increase or decrease depending        [_] Yes [_] No
        on the Policy's investment return.
      B.There is no guaranteed minimum cash value and the cash value may increase or           [_] Yes [_] No
        decrease depending on the Policy's investment return?
5.    Do you believe that this Policy and the funding options you have selected will meet your  [_] Yes [_] No insurance needs and financial objectives?

SECTION 4: SIGNATURE SIGNATURES ARE ONLY REQUIRED FOR A TELE-APPLICATION SUBMISSION.

           Print name of Owner
           _______________________________________
[GRAPHIC]  Signature(s) of all Owner(s) (IF NOT THE         Date (MM/DD/YYYY)     Signed at City, State
           PROPOSED INSURED.)                               _________________     ________________________
           _______________________________________
                                                            Date (MM/DD/YYYY)     Signed at City, State
           _______________________________________          _________________     ________________________
           (AGE 15 OR OVER)
[GRAPHIC]  Signature of Parent or Guardian of the Owner     Date (MM/DD/YYYY)     Signed at City, State
           _______________________________________          _________________     ________________________
           (IF OWNER IS UNDER THE AGE OF 18, PARENT OR GUARDIAN MUST SIGN HERE.)
           Print name of Financial Professional
           _______________________________________
[GRAPHIC]  Financial Professional signature                 Date (MM/DD/YYYY)     Signed at City, State
           _______________________________________          _________________     ________________________

                                   [GRAPHIC]                             2 of 2
UFND-93-15                                                           (05/16) Fs